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Exhibit 23.2

August 9, 2007

Ellora Energy Inc.
5480 Valmont, Suite 350
Boulder, Colorado 80301

Ladies and Gentlemen:

        We consent to the use of the name MHA Petroleum Consultants, Inc., to references to MHA Petroleum Consultants, Inc., to the inclusion of our Summary Report of MHA Petroleum Inc. dated August 6, 2007, which summarizes our audit of Ellora Energy Inc.'s reserves as of June 30, 2007, and information taken from the Report in the Amendment No. 3 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about August 10, 2007 and in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Sincerely,

/s/ LESLIE S. O'CONNOR

Leslie S. O'Connor
Vice President
MHA Petroleum Consultants, Inc.

14142 Denver West Parkway, Suite 190    Lakewood, Colorado 80401 USA    Telephone: 303-277-0270    Fax: 303-277-0276

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  Exhibit 23.2